Exhibit 5



                            Joint Filing Agreement

         Pursuant to Rule 13d-1(k) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that Amendment No. 2 to the Statement on Schedule 13D to which this Exhibit 5 is attached, and any subsequent amendments thereto, are filed on behalf of each of them.



Date: February 11, 2005                    /s/ WILLIAM I. MILLER
                                           ---------------------
                                           William I. Miller


Date: February 11, 2005                    /s/ WILLIAM I. MILLER
                                           ----------------------
                                           William I. Miller, as Executor of the
                                           Estate of J. Irwin Miller, deceased


Date: February 11, 2005                    /s/ WILLIAM I. MILLER
                                           ----------------------
                                           William I. Miller, as Trustee of the
                                           Irwin Financial Trust